UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 27, 2014

PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On June 27, 2014, PBF Holding Company LLC ("PBF Holding"), a subsidiary of PBF Energy Inc., a Delaware corporation (together with PBF Holding, the “Company”), gave notice that it will terminate the Amended and Restated Crude Oil Acquisition Agreement, dated as of March 1, 2012 as amended (the "Crude Oil Acquisition Agreement") with Morgan Stanley Capital Group Inc. (“MSCG”) effective as of July 31, 2014.  Under the terms of the Crude Oil Acquisition Agreement, the Company acquires substantially all of its crude oil for its subsidiary's Toledo refinery from MSCG through delivery at various interstate pipeline locations. No early termination penalties will be incurred by the Company as a result of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2014

PBF Energy Inc.
(Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel

Dated: June 27, 2014

PBF Holding Company LLC
(Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel